SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 28, 2003
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10435 Downsville Pike Hagerstown, Maryland (Address of principal executive of offices)	21740-1766 (Zip code)

Registrants telephone number including area code: (301) 790-3400

N/A (Former Name or former address if changed since last report)

2
Item 1-6.	Not applicable
Item 7.	Exhibit(s) The following exhibit is filed herewith pursuant to Item 9:

     Exhibit 99

     Press Release Issued by Allegheny Energy, Inc. on July 28, 2003
     announcing that its Allegheny Trading Finance unit has signed a definitive agreement to sell its energy supply contract with the California
     Department of Water Resources (CDWR) and associated hedge
     transactions to J. Aron & Company, the commodity trading subsidiary of
     Goldman Sachs Group (NYSE:GS), for $405 million. The sale price is      subject to adjustment (up or down) based both upon changes in the mark-
     to-market value at closing and upon the number of trades to be assumed by J. Aron. Proceeds from the sale will be used to reduce debt and improve liquidity, as well as to fund the cost of continuing to reduce the
     Company's financial exposure to energy trading.

Item 8.	Not applicable.
Item 9.

     Regulation FD Disclosure

     The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of
     Section 18 of the Securities Exchange Act of 1934.

     Press Release Issued by Allegheny Energy, Inc. on July 28, 2003
     announcing that its Allegheny Trading Finance unit has signed a definitive agreement to sell its energy supply contract with the California
     Department of Water Resources (CDWR) and associated hedge
     transactions to J. Aron & Company, the commodity trading subsidiary of
     Goldman Sachs (NYSE:GS), for $405 million. The sale price is subject to adjustment (up or down) based both upon changes in the mark-to-
     market value at closing and upon the number of trades to be assumed by
     J. Aron. Proceeds from the sale will be used to reduce debt and improve liquidity, as well as to fund the cost of continuing to reduce the
     Company's financial exposure to energy trading.

Item 10-12.	Not applicable.

3 SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
By: /S/ DAVID B. HERTZOG Name: David B. Hertzog Title: Vice President and General Counsel Allegheny Energy, Inc.

DATED: July 30, 2003

4 EXHIBIT INDEX
Exhibit Number	Description
99

     Press Release Issued by Allegheny Energy, Inc. on July 28, 2003 announcing that its Allegheny Trading Finance unit has signed a definitive agreement to sell its energy supply contract with the California Department of Water Resources (CDWR) and associated hedge transactions to J. Aron & Company, the commodity trading subsidiary of Goldman Sachs (NYSE:GS), for $405 million. The sale price is subject to adjustment (up or down) based both upon changes in the mark-to-market value at closing and upon the number of trades to be assumed by J. Aron. Proceeds from the sale will be used to reduce debt and improve liquidity, as well as to fund the cost of continuing to reduce the Company's financial exposure to energy trading.